Exhibit 17

                                   RESIGNATION

     I,  Merle  Steele,   do  hereby  resign  as  an  officer  and  director  of
InsiderStreet. Com Inc. effective August 31, 2000


                                                   August 18, 2000
/s/ Merle Steele
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   Merle Steele